EXHIBIT 10.22

JAMBA, INC.

NOTICE OF GRANT OF STOCK OPTION

You (the “Optionee”) have been granted an option (the “Option”) to purchase certain shares of Common Stock of Jamba, Inc. (the “Company”) pursuant to the attached Non-Qualified Stock Option Agreement (the “Option Agreement”), as follows:

Optionee:	James White

Date of Grant:	December 1, 2008

Number of Option Shares:	1,500,000

Exercise Price:	$0.60

Initial Vesting Date:	The date one (1) year after December 1, 2008

Option Expiration Date:	The date ten (10) years after the Date of Grant

Tax Status of Option:	Non-Statutory Stock Option

Vested Shares:	Except as provided in your accompanying Option Agreement and your Employment Agreement dated as of November 17, 2008 (the “Employment Agreement”), the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio

	Prior to Initial Vesting Date	0

	On Initial Vesting Date, provided the Optionee’s service has not terminated prior to such date	1/4

Plus

	For each additional full year of the Optionee’s continuous service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/4

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Optionee agree that the Option is governed by this Notice of Grant, by the provisions of the Employment Agreement and the Option Agreement and by certain portions of the 2006 Employee, Director and Consultant Stock Plan (the “Plan”) which are incorporated by reference into the Option Agreement, all of which are made a part of this document. By signing this Notice of Grant the Optionee and the Company shall have deemed to have entered into the accompanying Option Agreement. The Optionee represents that the Optionee has read and is familiar with the provisions of the Employment Agreement, the Option Agreement and the Plan, and hereby accepts the Option subject to all of the terms and conditions of the Employment Agreement and the Option Agreement.

JAMBA, INC.		OPTIONEE

By:	/s/ Michael Fox	/s/ James White
Name:	Michael Fox	Signature
Title:	Senior Vice President, General Counsel	December 12, 2008
Date
Address:	6475 Christie Ave., Suite 150	6475 Christie Avenue
	Emeryville, California 94608	Address
Emeryville, CA 94608

ATTACHMENTS:             Option Agreement, Exercise Notice and Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

JAMBA, INC.

This Non-qualified Stock Option Agreement (this “Agreement”) made as of the date set forth in the Notice of Grant of Stock Option to which this Agreement is attached (the “Grant Notice”) is between Jamba, Inc. (the “Company”), a Delaware corporation, and the individual named in the Grant Notice (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee a non-qualified stock option (the “Option” to purchase shares of its common stock, $.001 par value per share (the “Shares”), under and for the purposes set forth in the employment agreement between the Company’s wholly-owned subsidiary Jamba Juice Company and the Optionee dated as of November 17, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and the Optionee understand and agree that pursuant to the Employment Agreement this Option is being granted as an inducement grant outside of the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”); and

WHEREAS, for purposes of administering this Option, certain defined terms and other provisions set forth in the Plan are incorporated by reference in this Agreement; and

WHEREAS, the Company and the Optionee each intend that the Option granted herein shall not be an incentive stock option subject to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, shall be treated as a non-qualified stock option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of such number of Shares as set forth in the Grant Notice, on the terms and conditions and subject to all the limitations set forth in the Grant Notice and herein, under United States securities and tax laws. By signing the Grant Notice, the Optionee: (a) represents that the Optionee has received copies of, and has read and is familiar with the terms and conditions of, the Grant Notice and this Agreement, (including a copy of the Plan), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice and this Agreement and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company’s Board of Directors or any Committee of the Board of Directors to whom power to act under or pursuant to the provisions of this Agreement has been delegated (the “Administrator”), upon any questions arising under the Grant Notice or this Agreement.

2.	PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be as set forth in the Grant Notice, subject to adjustment, as provided in Paragraph 24 of the Plan (the provisions of which are incorporated by reference), in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 9 of the Plan (the provisions of which are incorporated by reference).

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement, the Option granted hereby shall become exercisable as set forth in the Grant Notice. The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement.

4.	TERM OF OPTION.

This Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein.

If the Optionee ceases to be an employee, director or consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Optionee or termination of the Optionee for “cause”), the Option may be exercised, if it has not previously terminated, within three months after the date the Optionee ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service. For purposes of this Agreement, “Affiliate” and “Disability” shall have the meanings set forth in Paragraph 1 of the Plan (the provisions of which are incorporated by reference).

Notwithstanding the foregoing, in the event of the Optionee’s Disability or death within three months after the termination of service, the Optionee or the Optionee’s “Survivors” (as defined in Paragraph 1 of the Plan) may exercise the Option within one year after the date of the Optionee’s termination of service, but in no event after the date of expiration of the term of the Option.

In the event the Optionee’s service is terminated by the Company or an Affiliate for “cause”, the Optionee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Optionee is notified his or her service is terminated for “cause,” and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Optionee’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Optionee’s termination, the Optionee engaged in conduct which would constitute “cause,” then the Optionee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Optionee, the Option shall be exercisable within one year after the Optionee’s termination of service or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Optionee not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Optionee while an employee, director or consultant of the Company or of an Affiliate, the Option shall be exercisable by the Optionee’s Survivors within one year after the date of death of the Optionee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Optionee not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Optionee’s date of death.

Notwithstanding anything in this Section 4 to the contrary, in the event the Option is subject to accelerated vesting pursuant to Sections 7.2(a) or 7.4(a) of the Employment Agreement, the post-termination period during which the Option shall be exercisable shall be extended to the extent set forth in the Employment Agreement.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 9 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. However, the Optionee, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Optionee’s Immediate Family (including, without limitation, to a trust for the benefit of the Optionee’s Immediate Family or to a partnership or limited liability company for one or more members of the Optionee’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Optionee’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Optionee.) Except as provided above in this paragraph, the Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee (or, in the event of legal incapacity or incompetency, by the Optionee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Optionee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Optionee. Except as is expressly provided in this Agreement with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

Paragraph 24 of the Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Subject to Section 409A of the Code, these provisions providing for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.	TAXES.

The Optionee acknowledges that upon exercise of the Option the Optionee will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Optionee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Optionee’s responsibility.

The Optionee agrees that the Company may withhold from the Optionee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Optionee on exercise of the Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts,

for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by this Option obligated to continue the Optionee as an employee, director or consultant of the Company or an Affiliate. The Optionee acknowledges: (i) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (ii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iii) that the Optionee’s acceptance of the Option is voluntary; and (iv) except as expressly provided in the Employment Agreement, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

13.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:	Jamba, Inc.
6475 Christie Ave., Suite 150
Emeryville, California 94608
If to the Optionee:	to the Optionee’s address of record on the Company’s books;

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

14.	GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in California and agree that such litigation shall be conducted in the courts of San Francisco County, California or the federal courts of the United States for the Northern District of California.

15.	BENEFIT OF AGREEMENT.

This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

16.	ENTIRE AGREEMENT.

The Employment Agreement, the Grant Notice, this Agreement, together with those portions of the Plan specifically incorporated by reference, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in such documents shall affect or be used to interpret, change or restrict, the express terms and provisions of this Option. Signature on the Grant Notice shall constitute signature of the parties to this Agreement.

17.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended by a written agreement between the parties.

18.	WAIVERS AND CONSENTS.

The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

19.	DATA PRIVACY.

By entering into this Agreement, the Optionee: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Option or providing Option recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of this Options and the administration of the Option; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

TO: Jamba, Inc.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase                     shares (the “Shares”) of the common stock, $.001 par value, of Jamba, Inc. (the “Company”), at the exercise price of $                     per share, pursuant to and subject to the terms of that certain Grant Notice and Non-Qualified Stock Option Agreement between the undersigned and the Company dated                     , 2008.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and                                 , as joint tenants with right of survivorship, at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Optionee (signature)	Date

Print Name	Social Security Number

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.